Exhibit 21

LIST OF SUBSIDIARIES OF DISCOVERY, INC.

Entity	Place of Formation
2601223 Ontario, Inc.	Canada
Adventure TV Channel Pty. Ltd	Australia
Airtime Sales AB	Sweden
AMHI, LLC	United States
Animal Planet North America, Inc.	United States
Animal Planet Televizyon Yayincilik Anonim Sirketi	Turkey
Animal Planet, L.L.C.	United States
Animal Planet, LP	United States
AprodO Development, LLC	United States
AprodO, LLC	United States
Avrupa Spor Televizyon Yayıncılık Anonim Şirketi	Turkey
Beacon Solutions, Inc.	United States
Bear Creek Canyon Home, LLC	United States
Big Sky Cottage, LLC	United States
Bravo TV New Zealand Limited	New Zealand
Cable Program Management Company, G.P.	United States
Canadian AP Ventures Company	Canada
Comida Holdings, LLC	United States
Cooking Channel, LLC	United States
CPMCO Holdings, LLC	United States
DHC Discovery, Inc.	United States
DigitalO, LLC	United States
Discovery (Barbados) Finance Srl	Barbados
Discovery (Barbados) Holdings SRL	Barbados
Discovery Advertising Sales Taiwan Pte Ltd- Taiwan Br.	Taiwan
Discovery Advertising Sales Taiwan Pte. Ltd.	Singapore
Discovery AP Acquisition, Inc.	United States
Discovery APAC Digital Ventures Pte. Ltd	Singapore
Discovery Asia, LLC	United States
Discovery Asia, LLC, China Branch (Beijing Representative Office)	China
Discovery Broadcasting Ireland Limited	Ireland
Discovery Channel (Mauritius) Private Limited	Mauritius
Discovery Child Entertainment Limited	Hong Kong
Discovery Child Entertainment (Beijing) Commercial Consultancy Co. Ltd.	China
Discovery Communications Argentina S.R.L.	Argentina
Discovery Communications Benelux B.V.	Netherlands
Discovery Communications Bulgaria EOOD	Bulgaria
Discovery Communications Chile Spa	Chile
Discovery Communications Colombia Ltda	Colombia
Discovery Communications Deutschland GmbH & Co KG	Germany
Discovery Communications Europe Limited	United Kingdom
Discovery Communications Holding, LLC	United States
Discovery Communications India	India
Discovery Communications Ltd., L.L.C.	United States
Discovery Communications Ukraine TOV	Ukraine

Discovery Communications, LLC	United States
Discovery Content Verwaltungs GmbH	Germany
Discovery Corporate Services Limited	United Kingdom
Discovery Czech Republic S.r.o	Czech Republic
Discovery Digital (Beijing) Commercial Consultancy Co., Ltd.	China
Discovery Digital Ventures, LLC	United States
Discovery doo Beograd-Stari grad	Serbia
Discovery Enterprises, LLC	United States
Discovery Extreme Holdings, LLC	United States
Discovery Foreign Holdings, Inc.	United States
Discovery France Holdings SAS	France
Discovery G9 Holdings, LLC	United States
Discovery Golf, Inc.	United States
Discovery Health NS, ULC	Canada
Discovery Health Ventures, LLC	United States
Discovery Holding Company	United States
Discovery Hungary Media Szolgltat Kft	Hungary
Discovery International Holdings Holdco, Inc	United States
Discovery International Holdings LLC	United States
Discovery International Holdings LP	United Kingdom
Discovery International Jersey Limited	United Kingdom
Discovery International UK Holdings Limited	United Kingdom
Discovery Italia S.r.l.	Italy
Discovery Japan GK	Hong Kong
Discovery Japan Inc.	Japan
Discovery Kids Entertainment Limited	Cayman Islands
Discovery Korea Holdings, LLC	Korea, Republic of
Discovery Korea Networks, LLC	Korea, Republic of
Discovery Latin America Holdings, LLC	United States
Discovery Latin America Investments, LLC	United States
Discovery Latin America, L.L.C.	United States
Discovery Licensing, Inc.	United States
Discovery Lightning Investments Ltd	United Kingdom
Discovery Luxembourg Holdings 1 S.a.r.l.	Luxembourg
Discovery Luxembourg Holdings 2 S.a.r.l.	Luxembourg
Discovery Media Ventures Limited	United Kingdom
Discovery Medya Hizmetleri Limited Sirketi	Turkey
Discovery Mexico Holdings, LLC	United States
Discovery Networks Asia-Pacific Pte. Ltd.	Singapore
Discovery Networks Brasil Agenciamento e Representação Ltda.	Brazil
Discovery Networks Caribbean, Inc.	Barbados
Discovery Networks Denmark ApS	Denmark
Discovery Networks Finland Oy	Finland
Discovery Networks International Holdings Limited	United Kingdom
Discovery Networks International LLC	United States
Discovery Networks Mexico S. de R.L. de C.V.	Mexico
Discovery Networks Norway AS	Norway
Discovery Networks OOO	Russian Federation
Discovery Networks Sweden AB	Sweden
Discovery Networks, S.L.	Spain
Discovery NZ Limited	New Zealand

Discovery OWN Holdings, LLC	United States
Discovery Polska Sp. Z.o.o.	Poland
Discovery Productions Group, Inc.	United States
Discovery Productions, LLC	United States
Discovery Romania S.r.l	Romania
Discovery Science Televizyon Yayincilik Anonim Sirketi	Turkey
Discovery Services Australia Pty Ltd	Australia
Discovery Services, Inc.	United States
Discovery Solar Ventures, LLC	United States
Discovery South America Holdings, LLC	United States
Discovery Sports Events Limited f/k/a Eurosport Events Limited	United Kingdom
Discovery Studios, LLC	United States
Discovery Talent Services, LLC	United States
Discovery Television Center, LLC	United States
Discovery Televizyon Yayncilik Anonim Sirketi	Turkey
Discovery Times Channel, LLC	United States
Discovery Trademark Holding Company, Inc.	United States
Discovery Wings, LLC	United States
Discovery.com, LLC	United States
DLA Holdings LLC	United States
DLG Acquisitions Limited	United Kingdom
DLG Financing 1 Limited	United Kingdom
DLG Financing 2 Limited	United Kingdom
DNAP Networks (Malaysia) Sdn. Bhd.	Malaysia
DNAP Philippines Representative Office	Philippines
DNE Music Publishing Limited	United Kingdom
DNI Europe Holdings Limited	United Kingdom
DNI Finance 1 Limited	United Kingdom
DNI Finance 2 Limited	United Kingdom
DNI Foreign Holdings Limited	United Kingdom
DNI German Holdings I Limited	United Kingdom
DNI German Holdings II Limited	United Kingdom
DNI Group Holdings LLC	United States
DNI Ireland Holdings 3 Limited	Ireland
DNI Licensing Ltd	United Kingdom
DNI Netherlands Holdings 1 Limited	Ireland
DNI Netherlands Holdings 2 Limited	Ireland
DNI US Limited	United Kingdom
Dplay Entertainment Limited	United Kingdom
Drake Subsidiary, Inc.	United States
Enduro Sports Organisation Limited	United Kingdom
Enformasyon Reklamcilik ve Filmcilik Sanayi ve Ticaret A.S	Turkey
ESP Media Distribution Portugal S.A.	Portugal
Eurosport Media SA	Switzerland
Eurosport SAS	France
Eurosportnews Distribution Ltd	Hong Kong
Food Network Holdings, LLC	United States
Food Network Magazine, LLC	United States
Full Home Clear Eyes, LLC	United States
GAC Holdings, LLC	United States
Green Content Sp. z o.o.	Poland

HGTV Magazine, LLC	United States
Hub Television Networks, LLC	United States
Indy Ripple Oasis, LLC	United States
Joyn GmbH (fka 7tv Joint Venture GmbH)	Germany
Joyn Limited	United Kingdom
JV Programs, L.L.C.	United States
Latin America Golf SLU	Spain
Liberty Animal, Inc.	United States
Lifestyle Domain Holdings, Inc.	United States
Lifestyle Newco Limited	United Kingdom
Little Rhodie Home, LLC	United States
Magnolia Discovery Ventures LLC	United States
Motor Trend Group, LLC	United States
Musictown Home, LLC	United States
Networks Holdings, Inc.	United States
NuprodO, LLC	United States
Ospecials, LLC	United States
OWN Digital, LLC	United States
OWN LLC	United States
OWN Productions, LLC	United States
OWN: Oprah Winfrey Network LLC	United States
Palm Retreat, LLC	United States
Play Sports Group Limited	United Kingdom
Play Sports Network Limited	United Kingdom
Polish Television Holding B.V.	Netherlands
Polski Operator Telewizyjny sp. z o.o.	Poland
PromO Productions, LLC	United States
Scripps International Media Holdings, LLC	United States
Scripps Media Sdn. Bhd.	Malaysia
Scripps Networks Interactive, Inc.	United States
Scripps Networks International (UK) Limited	United Kingdom
Scripps Networks Polska sp. z.o.o	Poland
Scripps Networks, LLC	United States
Southbank Media Ltd.	United Kingdom
SporTV Medya Hizmetleri Anonim Sirketi	Turkey
STAVKA sp. z o.o.	Poland
Studio Discovery Co. Ltd	South Korea
Super Soul Sunday LLC	United States
Takhayal for Art Production JSC	Egypt
Takhayal Television FZ LLC	United Arab Emirates
Television Food Network, G.P.	United States
The Living Channel New Zealand Limited	New Zealand
The Representative Office of DiscoveryCommunications Europe Limited in the Republic of Kazakhstan	Kazakhstan
The Representative Office of Discovery Corporate Services Limited in the Republic of Kazakhstan	Kazakhstan
The Representative Office of Eurosport in the Republic of Kazakhstan	Kazakhstan
The Travel Channel, L.L.C.	United States
Travel Channel India Private Limited	India
TVN Media sp. z o.o.	Poland
TVN S.A.	Poland

TVN spokla jawa fka TVN Digital S.A.	Poland
Ulysses U.K. Inc.	United States
Urban Retreat, LLC	United States
Vermont Mountain Home, LLC	United States
Wasu Discovery Consulting (HangZhou) Co. Ltd	China